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_______________________________, 2000


Firstar Bank, N.A.
Attn:  Daniel C. Way, Vice President
222 Second Avenue, S.E.
Cedar Rapids, Iowa 52406

RE:      Safekeeping Agreement

         This letter will evidence that Berthel Growth Trust II, a Delaware business trust (the "Trust"), which has elected to be regulated as a business development company under Section 54 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), has appointed Firstar Bank, N.A., a national banking association (the "Agent"), and the Agent has agreed to serve, as the safekeeping agent for the securities and similar investments of the Trust. The Agent has been duly designated and appointed by the independent trustees of the Trust consisting of Thomas R. Gibson and Tom Davis (collectively the "Independent Trustees") as the safekeeping agent for the Trust's securities and similar investments pursuant to Rule 17f-2 of the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Investment Company Act.

         Except as otherwise permitted under the Investment Company Act, the securities and similar investments of the Trust shall be deposited in the safekeeping of, or in a vault or other depository maintained by, the Agent, and the securities and similar investments so deposited shall be physically segregated at all times from those of any other persons, firms or corporations. In lieu thereof, any of such securities or similar investments as qualify may be maintained or deposited (and the income from such deposits shall be collected by the Agent and remitted to the Trust) in accounts established by the Agent that include only assets held by it for its customers in (i) the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor(s) or nominee(s) or (ii) with the Depository Trust Company, its successor(s) or nominee(s), or any other such person as is or becomes authorized to act as a depository under the Investment Company Act, and as is designated as such by a majority of the Independent Trustees as evidenced by a written certificate executed by a majority of the Independent Trustees, addressed to the Agent and specifically approving the maintaining or depositing of the qualifying securities or similar investments of the Trust therein. Any such maintenance or depositing shall be done in conformity with the applicable notice and other provisions of Rule 17f-4 of the rules and regulations of the Commission promulgated under the Investment Company Act (a copy of Rule 17f-4 is attached hereto as Exhibit C). In particular, the Agent shall comply with the confirmation and report notice provisions of Rule 17f-4(d)(3) and (4). In connection with the use of any system or authorized depository, the Agent will be liable to the Trust for any losses or damages relating to the failure to effectively enforce such rights as may exist against any such system or authorized depository.

         Any two of the persons, not to exceed five in number (the "Designated Persons"), named in Exhibit A hereto (as from time to time modified by a majority of the Independent Trustees of the Trust) are authorized and permitted to have access to the securities and similar investments so


                                        1

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deposited, and such access to such securities and similar investments shall be had only by two or more of such persons jointly.

         Access to such securities and similar investments shall also be permitted to the properly authorized officers and employees of the Agent. Access to such securities and similar investments shall be permitted, jointly with any two of the Designated Persons or with any officer or employee of the Agent, to an independent public accountant for the purpose of conducting the examinations of the Trust's securities and similar investments, as required by Rule 17f-2 of the rules and regulations of the Commission.

         Such securities and similar investments shall at all times be subject to inspection by the Commission through its authorized employees or agents, accompanied, unless otherwise directed by order of the Commission, by one or more of the Designated Persons or one or more of the officers or employees of the Agent.

         Each Designated Person when depositing such securities or similar investments in or withdrawing them from the Agent or when ordering their withdrawal or delivery from the safekeeping of the Agent, shall sign a notation in duplicate in respect of such deposit, withdrawal or order which shall show
(1) the date and time of deposit, withdrawal or order, (2) the title and amount of the securities or similar investments deposited, withdrawn or ordered to be withdrawn, and an identification thereof, by certificate numbers or otherwise,
(3) the manner of acquisition of the securities or similar investments deposited or the purpose for which they have been withdrawn or ordered to be withdrawn, and (4) if withdrawn and delivered to any other person, the name of such person. A copy of such notation shall be transmitted promptly by the Agent to the Secretary of Berthel Fisher & Company Planning, Inc. (the "Trust Advisor"), which individual shall not be a Designated Person. Such notation shall be on serially-numbered forms and shall be preserved for at least one year.

         The Trust, through one or more of its Independent Trustees, will give you written notice of any change in the Trustees or Trust Advisor of the Trust.

         Such securities and similar investments shall be verified by complete examination of an independent public accountant to be retained by the Trust, presently Deloitte & Touche, LLP, at least three times during each fiscal year, at least two of which times shall be chosen by such accountant without prior notice to the Trust. The Trust, through one or more of its Independent Trustees, shall give you written notice of any change in the accountants retained by the Trust.

         The Independent Trustees and each of them do hereby certify that the names and signatures subscribed below are the names and signatures of each of the Independent Trustees of the Trust, and that the signatures of the Designated Persons set opposite their names on Exhibit A are the genuine and correct signatures of the respective Designated Persons.

         The Trust shall pay you the fees set forth in Exhibit B attached hereto for the services to be rendered by you hereunder. In no event shall you be held liable for any loss with respect to the safekeeping and condition of the Trust's securities or similar investments unless such loss is due to negligence, willful misconduct or other malfeasance on the part of you or your agents or employees. You shall be under no obligation or duty to provide or maintain insurance of any kind in connection with the securities or similar investments held pursuant to the terms of this Agreement


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nor shall you be held responsible for the genuineness, validity, or alteration of or any defect in any of the securities or similar investments. Either you or a majority of the Independent Trustees may terminate this Agreement upon 90 days prior written notice to the other party of the desire to terminate. After such notice of termination, but until such time as your successor shall have been appointed by the Independent Trustees, you shall continue to serve hereunder upon the same terms and subject to the same conditions as are applicable to your service in the circumstances set forth herein.

         From time to time the fee schedule set forth in Exhibit B may be amended by written notice thereof to the Independent Trustees by you and the acceptance thereof by a majority of the Independent Trustees within 30 days of such notice. If the amended fee schedule is not so accepted, then you may resign upon the earlier of the designation of your successor by the Independent Trustees or 90 days after your original notice to them. Until you have resigned, you shall continue to hold in safekeeping the Trust's securities and similar investments under the terms of this Agreement as hereafter amended from time to time and, in any event, shall continue to hold such securities and similar investments in safekeeping until a bank or other company whose functions and physical facilities are supervised by a Federal or State authority within the meaning of the Investment Company Act is appointed to assume your duties hereunder, whereupon the securities and similar investments held by you shall be turned over to the successor bank or other company.

         If the above correctly states our understanding and agreement, kindly indicate your acceptance thereof by signing the name of the Agent, by its duly authorized officer, in the space provided below, and returning a copy of this agreement to the Trust.


                                  Very truly yours,

                                  BERTHEL GROWTH TRUST II

                                  By
                                    ------------------------------------------
                                         Thomas R. Gibson, Independent Trustee

                                  By
                                    ------------------------------------------
                                         Tom Davis, Independent Trustee


TERMS AGREED TO:

FIRSTAR BANK, N.A.:

----------------------------
By:                               Date:                            , 2000
   -------------------------           ----------------------------
Title:
      ----------------------


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                                    Exhibit A

                  Name and Title                    Signature
                  --------------                    ---------

         Thomas J. Berthel
         Chief Executive Officer and
         Chairman of the Board
                                              --------------------------------

         Ronald O. Brendengen
         Treasurer and Chief Financial
         Officer
                                              --------------------------------

         Larry Duncan
         Director
                                              --------------------------------

         Shirley Tonsanger
         Administrative Assistant
                                              --------------------------------

         Barbara Lukan
         Legal Assistant
                                              --------------------------------

         Diane Anderson
         Executive Administrator
                                              --------------------------------

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                                    Exhibit B


Annual Fee:   The Annual Fee shall be the greater of (i) $1,000 or (ii) the sum of $500 plus the Transaction Fees.

Transaction Fees:   $20 per item annual holding charge
                    $25 per receipt or delivery of security
                    $8  per adjustment of security balance or par value within the account
                    $50 minimum per meeting with auditors concerning investment holdings (subject to hourly fee schedule per employee time)



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Exhibit C

RULE 17f-4 -- DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

         1. For the purpose of this rule, a "securities depository" is a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

         2. A registered management investment company (investment company) or any qualified custodian may deposit all or any part of the securities owned by the investment company in a foreign securities depository or clearing agency in accordance with Rule 17f-5 or in:

                  1. A clearing agency registered with the Commission under section 17A of the Securities Exchange Act of 1934 (clearing agency), which acts as a securities depository, or

                  2. The book-entry system as provided in subpart O of Treasury Circular No. 300, 31 CFR part 306, subpart B of 31 CFR part 350, and the book-entry regulations of Federal agencies substantially in the form of subpart O, in accordance with the following paragraphs of this section.

         3. An investment company may deposit the securities in a clearing agency which acts as a securities depository under an arrangement that contains the following elements:

                  1. The investment company has a system that is reasonably designed to prevent unauthorized officer's instructions and which provides, at least, for the form, content, and means of giving, recording, and reviewing the instructions.

                           An "officer's instruction" is a request or direction to a clearing agency in the name of the investment company by one or more persons authorized by its board of directors to give it.

                  2. Upon ceasing to act for an investment company, and subject to its own rules on contributions to a participants fund, the clearing agency shall deliver all securities held for the investment company to a successor clearing agency, custodian, or safekeeper under Rule 17f-2, to be named by the investment company. Where the investment company has not named one, the clearing agency shall deliver the investment company securities to a bank having the qualifications prescribed in section 26(a)(1) of the Act for trustees of unit investment trusts, to be held by the bank as custodian for the investment company under terms customary to a custodian agreement between banks and investment companies.

                  3. The investment company, by resolution of its board of directors, initially approved the arrangement, and any subsequent changes thereto.

         4. The custodian may deposit the securities in a clearing agency which acts as a securities depository or the book-entry system, or both, under an arrangement that contains the following elements:

                  1. The custodian may deposit the securities directly or through one or more agents which are also qualified to act as custodians for investment companies.

                  2. The custodian (or its agent) shall deposit the securities in an account that includes only assets held by it for customers.

                  3. The custodian shall send the investment company a confirmation of any transfers to or from the account of the investment company. Where securities are transferred to that account, the custodian shall also, by book-entry or otherwise, identify as belonging to the investment company a quantity of securities in a fungible bulk of securities

                           i. registered in the name of the custodian (or its nominee) or

                           ii shown on the custodian's account on the books of the clearing agency, the book-entry system, or the custodian's agent. for this purpose, the term "confirmation" means advice or notice of a transaction; it is not intended to require preparation by a custodian of the confirmation required of broker-dealers under the Securities Exchange Act of 1934.

                  4. The custodian, or its agent which deposits the securities, shall promptly send to the investment company reports it receives from the appropriate Federal Reserve Bank or clearing agency on its respective system of internal accounting control. The custodian and all the agents through which the securities are deposited shall send to the investment company such reports on their own systems of internal accounting control as the investment company may reasonably request from time to time.

                  5. The investment company, by resolution of its board of directors, initially approved the arrangement, and any subsequent changes thereto.